UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2007

OMEGA HEALTHCARE INVESTORS, INC.
(Exact name of registrant as specified in charter)

Maryland	1-11316	38-3041398
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9690 Deereco Road
Suite 100
Timonium, Maryland  21093
(Address of principal executive offices / Zip Code)

(410) 427-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        Written communications pursuant to Rule 425 under the Securities Act.

Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 2.02  Results of Operations and Financial Condition

See Item 8.01 below

Item 8.01  Other Events

Omega Healthcare Investors, Inc. (”Omega”) is revising its historical financial statements in connection with the application of Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”  During the third quarter of 2007, we agreed to sell a stand alone operation (property).  In compliance with SFAS 144 we classified the revenue and expenses of the property as discontinued operations during the third quarter of 2007 for both the current and previous year quarter-to-date and year-to-date result of operations.  We also classified the property as held for sale for both its September 30, 2007 and December 31, 2006 balance sheets.

The Securities and Exchange Commission (“SEC”) requires companies to update previously issued annual financial statements to reflect the impact of the discontinued operation on its financial statements, if those financials are going to be incorporated by reference in subsequent filings with the SEC made under the Securities Act of 1933, as amended.  We plan to make a filing under such Act in connection with our Dividend Reinvestment and Common Stock Purchase Plan.

The reclassifications resulting from the pending asset disposition had no effect on our reported net income available to common shareholders or our net assets.

This report on Form 8-K updates Items 6, 7 and 8 of our Form 10-K for the year ended December 31, 2006 to reflect the classification of the property as a discontinued operation for all periods presented.  All other items of the Form 10-K remain unchanged.  No attempt has been made to update matters in the Form 10-K except to the extent expressly provided above.

The information presented in Exhibit 99.1 does not reflect the impact of activity during the fourth quarter of 2007 because we have not yet filed financial statements for the fourth quarter of 2007.  Our annual report on Form 10-K for the year ended December 31, 2007 will classify reported revenue and expenses and any gain or (loss) on the sale of this property as income (loss) from discontinued operations for all prior periods presented.

In addition, on December 21, 2007, we announced that we had resolved with the Internal Revenue Service (“IRS”) the previously reported related party tenant issues associated with preferred stock issued to Omega by Advocat, Inc. in 2000 pursuant to a closing agreement.  Based on this resolution, we paid approximately $5.6 million in penalty taxes and interest to the IRS relating to tax years 2002 through 2006.  We had previously accrued the $5.6 million of income tax liabilities as of December 31, 2006.

As a result of this resolution and our previously announced Advocat restructuring agreement, we have been advised by tax counsel that we will not receive any non-qualified related party tenant income from Advocat in future fiscal years.  Accordingly, we do not expect to incur tax expense associated with related party tenant income in periods commencing after January 1, 2007.

Item 9.01    Financial Statements and Exhibits

23.1                  Consent of Independent Registered Public Accounting Firm

99.1	Revised financial information for the years ended December 31, 2004, 2005 and 2006 for the application of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”

Index to Exhibit 99.1

Selected Financial Data

Management’s Discussion and Analysis of  Results of Operation and Financial Condition

Consolidated Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.
(Registrant)

Dated: December 21, 2007                                                                 By:  /S/ C. Taylor Pickett
C. Taylor Pickett
President and Chief Executive Officer